As filed with the Securities and Exchange Commission on December 17, 2008.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASSOCIATED BANC-CORP	Wisconsin	39-1098068
ASBC CAPITAL II	Delaware	01-0677885
ASBC CAPITAL III	Delaware	01-0677896

(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)
Brian R. Bodager, Esq.
1200 Hansen Road
Green Bay, Wisconsin 54304
Telephone No.: (920) 491-7000
Facsimile No.: (920) 491-7010
(Name, address, including zip code, and telephone number,
including area code, of agent for service for each registrant)
Copy to:
Robert J. Wild, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Telephone No.: (312) 902-5567
Facsimile No.: (312) 577-8878

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering price per	aggregate offering	registration
securities to be registered	registered (5)	unit (5)	price (5)	fee (5)
Senior Debt Securities of Associated Banc-Corp (1)
Subordinated Debt Securities of Associated Banc-Corp (1)
Junior Subordinated Debt Securities of Associated Banc-Corp (2)
Common Stock, $0.01 par value, of Associated Banc-Corp (1)
Preferred Stock, $1.00 par value, of Associated Banc-Corp (1)
Depositary Shares of Associated Banc-Corp (1)(3)
Warrants of Associated Banc-Corp (1)
Units of Associated Banc-Corp (1)
Capital Securities of ASBC Capital II and ASBC Capital III (2)
Guarantees of Associated Banc-Corp with respect to Capital Securities (4)

(1)	This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and delayed delivery contracts that may be issued by Associated Banc-Corp under which the counterparty may be required to purchase senior debt securities of Associated Banc-Corp, subordinated debt securities of Associated Banc-Corp, common stock of Associated Banc-Corp, preferred stock of Associated Banc-Corp, depositary shares of Associated Banc-Corp or warrants of Associated Banc-Corp or pursuant to the antidilution provisions of such securities registered hereunder. In addition, senior debt securities of Associated Banc-Corp, subordinated debt securities of Associated Banc-Corp, common stock of Associated Banc-Corp, preferred stock of Associated Banc-Corp, depositary shares of Associated Banc-Corp or warrants of Associated Banc-Corp registered hereunder may be sold separately or as units with other such securities registered hereunder.

(2)	There is being registered hereunder an indeterminate number of capital securities of ASBC Capital II and ASBC Capital III and such indeterminate principal amount of junior subordinated debt securities of Associated Banc-Corp as may from time to time be issued at indeterminate prices. Junior subordinated debt securities may be issued and sold to ASBC Capital II and ASBC Capital III, in which event such junior subordinated debt securities may later be distributed to the holders of capital securities upon a dissolution of ASBC Capital II and ASBC Capital III and the distribution of the assets thereof.

(3)	In the event Associated Banc-Corp elects to offer to the public fractional interests in shares of the preferred stock of Associated Banc-Corp registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preferred stock of Associated Banc-Corp will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares of Associated Banc-Corp.

(4)	Includes the rights of holders of the capital securities under any guarantees and certain back-up undertakings comprised of the obligations of Associated Banc-Corp to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of ASBC Capital II and ASBC Capital III (other than with respect to the capital securities) and such obligations of Associated Banc-Corp as set forth in the Amended and Restated Trust Agreement of ASBC Capital II and ASBC Capital III and the related indenture, in each case as further described in the registration statement. The guarantees, when taken together with Associated Banc-Corp’s obligations under the junior subordinated debt securities, the related indenture and the Amended and Restated Trust Agreement, will provide a full and unconditional guarantee on a subordinated basis by Associated Banc-Corp of payments due on the capital securities. No separate consideration will be received for any guarantees or such back-up obligations.

(5)	An indeterminate amount of securities to be offered at indeterminate prices are being registered pursuant to this Registration Statement. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.

PROSPECTUS
Associated Banc-Corp
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

ASBC Capital II
ASBC Capital III
Capital Securities
Fully And Unconditionally Guaranteed
By Associated Banc-Corp

     Associated Banc-Corp, ASBC Capital II, ASBC Capital III or the selling security holders of Associated Banc-Corp may offer from time to time to sell, in one or more series, the securities described in this prospectus. The registration statement that contains this prospectus also registers the resale of shares of preferred stock of Associated Banc-Corp, warrants of Associated Banc-Corp and shares of common stock of Associated Banc-Corp to be issued upon the exercise of the warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.
     These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.
     The principal executive offices of Associated Banc-Corp, ASBC Capital II and ASBC Capital III are located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and the telephone number is (920) 491-7000.
     We or our selling security holders will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
     The shares of the common stock of Associated Banc-Corp are listed on the Nasdaq Global Select Market under the symbol “ASBC.” On December 16, 2008, the closing price of Associated Banc-Corp’s common stock was $20.00 per share.

     Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement, if any.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF ASSOCIATED BANC-CORP, ASBC CAPITAL II OR ASBC CAPITAL III AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated December 17, 2008.

Page
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
ASSOCIATED BANC-CORP	5
CERTAIN REGULATORY CONSIDERATIONS	6
ABOUT THE TRUSTS	7
USE OF PROCEEDS	8
RATIO OF EARNINGS TO FIXED CHARGES	9
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES	10
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	19
DESCRIPTION OF CAPITAL SECURITIES	32
DESCRIPTION OF THE GUARANTEES	42
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES	44
DESCRIPTION OF COMMON STOCK	46
DESCRIPTION OF PREFERRED STOCK	47
DESCRIPTION OF DEPOSITARY SHARES	50
DESCRIPTION OF WARRANTS	53
DESCRIPTION OF UNITS	57
CERTAIN ERISA CONSIDERATIONS	57
GLOBAL SECURITIES	58
SELLING SECURITY HOLDERS	63
PLAN OF DISTRIBUTION	63
LEGAL MATTERS	68
EXPERTS	68
EX-4.4
EX-4.5
EX-4.11
EX-4.16
EX-4.18
EX-4.20
EX-4.21
EX-4.22
EX-4.23
EX-5.1
EX-5.2
EX-5.3
EX-12
EX-23.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4
EX-25.5
EX-25.6
EX-25.7

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we and the trusts may sell any combination of the securities described in this prospectus in one or more offerings.
     This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”
     You should rely only on the information incorporated by reference or provided in this prospectus. We and the trusts have not authorized anyone to provide you with different information. We and the trusts are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.
     Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
     The registration statement that contains this prospectus also registers the resale of shares of our preferred stock, our warrants and our shares of common stock to be issued upon the exercise of our warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”
     Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to Associated Banc-Corp. Unless the context otherwise indicates, the term “trusts” refers to ASBC Capital II and ASBC Capital III.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:
Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549
1-800-732-0330
     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.
     Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.
     Separate financial statements of the trusts have not been provided as they would not be material to holders of the capital securities because the trusts have no operations.
     This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
     The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our SEC Filings
(File Nos. 0-5519 and 001-31343)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2007

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2008, Quarter ended June 30, 2008, and Quarter ended September 30, 2008

Current Reports on Form 8-K	Filed on January 23, 2008, April 23, 2008, April 24, 2008, September 9, 2008, October 23, 2008, October 28, 2008, November 6, 2008 and November 21, 2008
     We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may also obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Associated Banc-Corp
Attention: Corporate Secretary
1200 Hansen Road
Green Bay, Wisconsin 54304
(920) 491-7000
RISK FACTORS
     Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.
     Before you invest in our securities, you should be aware that the occurrence of the events discussed under the caption “Risk Factors” in our 2007 Annual Report on Form 10-K, discussed in the disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have a material and adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:
•	operating, legal and regulatory risks;

•	economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;

•	integration risks related to acquisitions;

•	impact on our net interest income from changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.
     The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP
General
     We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when we received permission from the Board of Governors of the Federal Reserve System(“Federal Reserve Board”) to acquire three banks. At September 30, 2008, we owned one nationally chartered commercial bank headquartered in Wisconsin, serving local communities predominantly within our three-state footprint (Wisconsin, Illinois and Minnesota) and, measured by total assets held at September 30, 2008, we were the second-largest commercial bank holding company headquartered in Wisconsin. At September 30, 2008, we owned one nationally chartered trust company headquartered in Wisconsin, serving clients throughout our three-state footprint. At September 30, 2008, we also owned 28 limited-purpose banking and nonbanking subsidiaries located in Arizona, California, Illinois, Minnesota, Nevada, Vermont and Wisconsin that are closely related or incidental to the business of banking.
     We provide our subsidiaries with leadership, as well as financial and managerial assistance in areas such as corporate development, auditing, marketing, legal/compliance, human resources management, risk management, facilities management, security, purchasing, credit administration, asset and liability management and other treasury-related activities, budgeting, accounting and other finance support.
     Responsibility for the management of the subsidiaries remains with their respective boards of directors and officers. Services rendered to the subsidiaries by us are intended to assist the management of these subsidiaries to expand the scope of services offered by them. At September 30, 2008, our bank subsidiary, Associated Bank, National Association, provided services through approximately 300 locations in approximately 160 communities.
Services
     Through our banking subsidiary and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses in the communities we serve. We organize our business into two reportable segments: Banking and Wealth Management. Our banking and wealth management activities are conducted predominantly in Wisconsin, Minnesota and Illinois, and are primarily delivered through branch facilities in this tri-state area, as well as supplemented through loan production offices, supermarket branches, a customer service call center and 24-hour phone-banking services, an interstate Automated Teller Machine (ATM) network, and internet banking services. The banking segment represented approximately 90%, 90%, 90% and 91% of total revenues for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005, respectively. Our profitability is significantly dependent on the net interest income, noninterest income, the level of the provision for loan losses, noninterest expense, and related income taxes of our banking segment.
     Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments and consumers, and the support to deliver, fund and manage those banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit and safe deposit boxes. As part of our management of originating and servicing residential mortgage loans, nearly all of our long-term, fixed-rate residential real estate mortgage loans are sold in the secondary market with servicing rights retained. Loans, deposits and related banking services to businesses (including small and larger businesses, governments/municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree business credit cards and equipment and machinery leases. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management, and international banking, as well as check clearing, safekeeping, and other banking-based services.
     The wealth management segment provides products and a variety of fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing or protecting their wealth. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations and institutional investors. The wealth management segment represented approximately 10%, 10%, 10% and 9% of total revenues for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006 and 2005, respectively. The wealth management segment is comprised of a full range of personal and business insurance products and services (including life, property, casualty, credit and mortgage insurance, fixed annuities, and employee group benefits consulting and administration); full-service investment brokerage, variable annuities, and discount and on-line brokerage; and trust/asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning.
     We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us. No material portion of our business is seasonal.
     Our principal executive office is located at 1200 Hansen Road, Green Bay, Wisconsin 54304. Our phone number is (920) 491-7000.
CERTAIN REGULATORY CONSIDERATIONS
General
     As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board.
     For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.
     We are a member of the Federal Reserve System. Our subsidiary bank, Associated Bank, National Association, is subject to regulation by the Office of the Comptroller of the Currency, and its deposits are insured by the FDIC.
Restrictions on Payment of Dividends
     We are a legal entity separate and distinct from our subsidiaries. Substantially all of our operations are conducted through our banking subsidiary. As a result, our ability to meet our obligations and pay dividends on our common stock will depend primarily on the ability of this subsidiary to pay dividends in amounts sufficient to service these obligations. Provisions of federal banking laws restrict the amount of dividends that our banking subsidiary may pay to us. Under applicable federal laws, no dividends may be paid in an amount greater than the net or undivided profits then on hand, subject to other applicable provisions of law. In addition, prior approval from our federal banking regulator is required if dividends declared by our banking subsidiary in any calendar year will exceed the subsidiary’s net profits for that year, combined with its retained net profits for the preceding two years. Our ability to pay dividends may be further restricted as a result of statutes applicable to the particular banking organization or regulatory policies and guidelines relating to dividend payments and capital adequacy. For example, we may not pay a dividend in an amount greater than our undivided profits without regulatory and shareholder approval.
     We are also prohibited under federal law from paying any dividend that would cause us to become undercapitalized. In addition, the federal regulatory agencies are authorized to prohibit a bank or bank holding company from engaging in an unsafe or unsound banking practice. The payment of dividends could, depending on the financial condition of a particular banking organization, be deemed to constitute an unsafe or unsound practice.
     We are also subject to certain restrictions on the payment of dividends on our common stock pursuant to our participation in the Capital Purchase Program under the Troubled Asset Relief Program.
     The payment of dividends by each of our nonbank subsidiaries is limited by the laws of the jurisdiction in which each is incorporated. Particular subsidiaries may also be subject to regulatory limitations on the payment of dividends or regulations that have the effect of limiting dividend payments.
     The Federal Reserve Board has issued a policy statement with regard to the payment of cash dividends by bank holding companies. The policy statement provides that, as a matter of prudent banking, a bank holding company should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company’s capital needs, asset quality, and overall financial condition. Accordingly, a bank holding company should not pay cash dividends that exceed its net income or can only be funded in ways that weaken the bank holding company’s financial health, such as by borrowing.
ABOUT THE TRUSTS
     We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person, known as the property trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, each of the trustees and we will enter into amended and restated trust agreements that will be substantially in the form filed as an exhibit to this registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.
     The trusts exist solely to:
•	issue and sell capital securities and common securities;

•	use the gross proceeds from the sale of the capital securities and common securities to purchase a corresponding series of our junior subordinated debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.
     We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The capital securities will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will normally rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.
     For each trust, as the direct or indirect holder of the common securities, we have appointed four trustees to conduct each trust’s business and affairs. The two administrative trustees will be individuals who are our employees. The third trustee, as property trustee, will hold title to the junior subordinated debt securities for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the junior subordinated debt securities. The fourth trustee, as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware statutory trusts. As holder of the common securities we (except in some circumstances) have the power to:
•	appoint the trustees;

•	replace or remove the trustees; and

•	increase or decrease the number of trustees.
     This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our consent, other than following the occurrence of an event of default. Similarly, if we are dissatisfied with a trustee we can remove the trustee (subject to the terms of the applicable trust agreement) even if you are satisfied with the trustee.
     The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantees.”
     The principal executive office of each trust is c/o Associated Banc-Corp, 1200 Hansen Road, Green Bay, Wisconsin 54304, and its telephone number is (920) 491-7000.
USE OF PROCEEDS
     Unless we indicate a different use in an accompanying prospectus supplement and subject to restrictions pursuant to the Capital Purchase Program under the Troubled Asset Relief Program, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:
•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and nonbank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.
     Each trust will use all of the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities.

     Unless otherwise specified in the applicable prospectus supplement and subject to restrictions pursuant to the Capital Purchase Program under the Troubled Asset Relief Program, we intend to use the net proceeds we receive from the sale of our junior subordinated debt securities for general corporate purposes.
     Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.
     The registration statement that contains this prospectus also registers the resale of shares of our preferred stock, our warrants and shares of our common stock to be issued upon the exercise of our warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. We will not receive any proceeds from the sale of such preferred stock, warrants and shares of common stock to be issued upon the exercise of the warrants offered for sale in this prospectus by a selling security holder, other than the exercise price of the warrants.
     The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our ratio of consolidated earnings to fixed charges for the nine months ended September 30, 2008 and 2007 and each of our last five years:

Nine Months Ended
September 30,		Year Ended December 31,
2008	2007	2007	2006	2005	2004	2003
1.59x	1.68x	1.66x	1.73x	2.10x	2.70x	2.47x
     For the purpose of computing the above ratio, “earnings” consists of income before income taxes and fixed charges. “Fixed charges” includes all interest expense on debt and deposits (including the amortization of premiums and discounts) and the portion of rents representative of the interest factor.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
General
     We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any such debt securities we offer to you in the prospectus supplement relating to those debt securities.
     We will issue the senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue the subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
     Neither of the indentures limits the amount of senior and subordinated debt securities that we may issue. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all “senior indebtedness” (as defined below under “Subordinated Debt Securities — Subordination”). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all “other financial obligations” (as defined below under “Subordinated Debt Securities — Subordination”).
     We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will be subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.
     We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:
•	the title and type of the senior and subordinated debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the senior and subordinated debt securities;

•	the purchase price of the senior and subordinated debt securities;

•	the dates on which the principal of the senior and subordinated debt securities will be payable;

•	the interest rates of the senior and subordinated debt securities, or the method for determining those rates, and the interest payment dates for the senior and subordinated debt securities;

•	the places where payments may be made on the senior and subordinated debt securities;

•	any mandatory or optional redemption provisions applicable to the senior and subordinated debt securities;

•	any sinking fund or similar provisions applicable to the senior and subordinated debt securities;

•	the authorized denominations of the senior and subordinated debt securities, if other than $1,000 and integral multiples of $1,000;

•	if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the senior and subordinated debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

•	any conversion or exchange provisions applicable to the senior and subordinated debt securities;

•	any defaults and events of default applicable to the senior and subordinated debt securities (if not described in this prospectus);

•	whether the senior and subordinated debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the senior and subordinated debt securities.
     As described in an applicable prospectus supplement, we may issue senior debt securities which are guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (“TLGP”). The details of the TLGP are provided in the FDIC’s regulations, 12 CFR Part 370, and on the FDIC’s website, www.fdic.gov/tlgp, which internet address is included as an inactive textual reference only. The information on the FDIC’s website shall not be deemed to be incorporated by reference in this prospectus. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the specified senior debt securities and June 30, 2012.
     Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.
     Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special U.S. federal income tax or other information relating to original issue discount securities.
     Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.
     Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.
     Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You may also make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

     Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.
     The senior and subordinated debt securities may be offered together with warrants to purchase additional senior and subordinated debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our senior and subordinated debt securities. The applicable prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See “Description of Warrants” below.
Senior Debt Securities
     The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
     Limitation on Disposition of Stock of Principal Subsidiary Bank. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary bank, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary bank, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit our principal subsidiary bank to issue any shares of its voting stock (other than directors’ qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.
     The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:
     (1) (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or
     (2) the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.
     The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly-owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the senior indenture shall have happened and be continuing.

     The senior indenture defines the term “principal subsidiary bank” to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, Associated Bank, National Association is our sole subsidiary bank which constitutes a principal subsidiary bank under this definition. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent our principal subsidiary bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.
     Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:
     (1) default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;
     (2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;
     (3) default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 5 days;
     (4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;
     (5) specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and
     (6) any other event of default specified with respect to senior debt securities of that series.
     If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.
     We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.
     Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.

     The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.
     Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:
•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.
     To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
     As used in the senior indenture, “U.S. government obligations” are:
•	direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

•	certain depositary receipts with respect to an obligation referred to in clause immediately above.
     As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not redeemable by the issuer.
     As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
     If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
     Modification and Waiver. The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:
•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•	add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.
     Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:
•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security.

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.
     The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.
     Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp, as long as:
•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.
Subordinated Debt Securities
     The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.
     Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.
     The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.
     If so specified in the applicable prospectus supplement, the holders of subordinated debt securities of any series may be obligated at maturity, or at any earlier time specified in the prospectus supplement, to exchange that series of subordinated debt securities for capital securities. “Capital securities” may consist of our common stock, perpetual preferred stock, or other capital securities of Associated Banc-Corp acceptable to the Federal Reserve Board, which is our primary federal banking regulator. The terms of any such exchange and of the capital securities that will be issued upon the exchange will be described in the applicable prospectus supplement. Whenever subordinated debt securities are exchangeable for capital securities, we will be obligated to deliver capital securities with a market value equal to the principal amount of those subordinated debt securities. In addition, we will unconditionally undertake, at our expense, to sell the capital securities in a secondary offering on behalf of any holders who elect to receive cash for the capital securities.
     Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.
     As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us, whether or not the senior indebtedness was outstanding on the date that the subordinated indenture became effective or was created, assumed, or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee). Senior indebtedness, however, does not include indebtedness that is stated in its terms not to be superior to or to have the same rank as the subordinated debt securities.
     The subordinated indenture defines “other financial obligations” to mean all indebtedness of Associated Banc-Corp for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or not to rank senior to, the subordinated debt securities.
     If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.
     No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:
•	a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

•	an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	if any judicial proceeding shall be pending with respect to any such default.
     In addition, upon our dissolution, winding-up, liquidation, or reorganization:
•	we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

•	if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

     No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary bank, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary bank. The subordinated indenture also does not prohibit our subsidiary bank from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of, their voting stock.
     Events of Default. An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.
     In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:
•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•	our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 90 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.
     If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.
     Defeasance and Covenant Defeasance. The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in “Senior Debt Securities - Defeasance and Covenant Defeasance.”
     Modification and Waiver. The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in “Senior Debt Securities - Modification and Waiver”. Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

•	modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

•	adversely affect the right to convert any subordinated debt security.
     Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in “Senior Debt Securities - Consolidation, Merger, and Sale of Assets.”
Information Concerning the Trustee
     Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.
Governing Law
     The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
General
     We have described below certain general terms and provisions of the junior subordinated debt securities issued pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.
     The junior subordinated indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.
     This section summarizes the material terms and provisions of the junior subordinated indenture. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated securities.
     We can issue the junior subordinated debt securities in one or more series.
     Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our senior and subordinated debt securities as described below under “Subordination.”
     The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured debt securities.

     We can issue the junior subordinated debt securities under a supplemental indenture or an officers’ certificate, in either case as authorized by a board resolution.
     The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:
•	the title;

•	any limit on the aggregate principal amount that may be issued;

•	the date(s) on which the principal is payable or the method of determining that date;

•	the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•	the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•	any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

•	our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

•	the denominations in which any junior subordinated debt securities will be issued;

•	if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

•	any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•	any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•	the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

•	the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

•	whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

•	the paying agent;

•	the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

•	the form of trust agreement and guarantee agreement;

•	the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

•	any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.
     Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to any such junior subordinated debt securities will be described in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.
     If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.
Option to Extend Interest Payment Dates
     If provided in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (an “Extension Period”).
Redemption
     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit Extension Periods will be described in the applicable prospectus supplement.
     Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.
     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

•	as is otherwise specified in the applicable prospectus supplement.
     If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.
     Junior subordinated debt securities will be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.
     A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:
•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the U.S. or any political subdivision or taxing authority affecting taxation;

•	interpretation or application of the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority;

•	there is more than an insubstantial risk that:

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•	interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.
     An Investment Company Event means the receipt by us and a trust of an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in matters relating to investment companies to the effect that, as a result of any:
•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

     there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.
     A Regulatory Capital Event means the reasonable determination by us that, as a result of any:
•	amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the U.S. and any political subdivision; or

•	official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that we will not be able to treat the capital securities (or any substantial portion of such capital securities) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.
     Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.
     If the junior subordinated debt securities are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee.
Restrictions on Some Payments
     We agreed in the indenture that we will not, and will not permit any of our subsidiaries to:
•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•	make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances;
     other than:
•	dividends or distributions payable in our common stock;

•	any declaration of a dividend in connection with the implementation of a rights plan or the issuance of stock under any such plan or the redemption or repurchase of any such rights pursuant to any such plan;

•	payments under our guarantee related to the capital securities issued by the trust holding securities of that series; and

•	purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees.
     These restrictions apply only if:
•	we have actual knowledge of an event that, with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we have not taken reasonable steps to cure the event of default;

•	the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

•	we have given notice of our selection of an Extension Period on the junior subordinated debt securities of a series and we have not rescinded the notice, or Extension Period, or any extension relating to the junior subordinated debt securities shall be continuing.
Modification of Indenture
     We may and the trustee may change the indenture without your consent for specified purposes, including:
•	to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or the interest of a holder of any related series of capital securities so long as they remain outstanding; and

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act.
     In addition, under the indenture, we may and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, we cannot and the trustee cannot take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:
•	change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•	reduce the percentage in principal amount of junior subordinated debt securities of any series, necessary to modify the indenture;

•	modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•	modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of those capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation amount of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.
     In addition, we may and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities, without the consent of any holders.
Events of Default
     The following are events of defaults under the indenture:
•	failure to pay interest, when due under the terms of the series of junior subordinated debt securities, and that failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay any principal of or premium on the series of junior subordinated debt securities when due, whether at maturity, redemption by declaration or otherwise;

•	failure to observe or perform in any material respect, any other covenant contained in the indenture, and that failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% in principal amount of the outstanding series of junior subordinated debt securities; or

•	some events of bankruptcy, insolvency or reorganization.
Remedies
     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. If the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have that right.
     The holders of a majority in aggregate outstanding principal of the series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.
     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

•	a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•	a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.
     If the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation amount of the related capital securities will have that right.
     We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.
     If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.
Enforcement of Some Rights by Holders of Capital Securities
     If an event of default under the indenture has occurred and is continuing, and this event is attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.
     You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless the property trustee fails to enforce its rights under the junior subordinated debt securities. See “Description of Capital Securities — Trust Enforcement Event.”
Consolidation, Merger, Sale of Assets and Other Transactions
     The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:
•	the successor is organized under the laws of the U.S. or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•	immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•	some other conditions prescribed in the indenture are met.
     The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.
Satisfaction and Discharge
     The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:
•	have become due and payable, or will become due and payable within one year;

•	we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

•	we deliver to the trustee officers’ certificates and opinions of counsel; and

•	we comply with some other requirements under the indenture,
     then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.
Defeasance
     Junior subordinated debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the terms of the series provide otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of junior subordinated debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).
     We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of junior subordinated debt securities, that series may not be accelerated because of an event of default. If we exercise the covenant defeasance option, that series of junior subordinated debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.
     To exercise either defeasance option as to a series of junior subordinated debt securities, we must:
•	irrevocably deposit in trust (the “defeasance trust”) with the trustee or another trustee money or U.S. government obligations;

•	deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S.

government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series upon maturity or redemption, as the case may be; and

•	comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.
     U.S. government obligations are direct obligations of (a) the U.S. or (b) an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed by the U.S., and which, in either case (a) or (b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer’s option. It also includes certificates representing an ownership interest in such obligations.
Subordination
     The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all senior and subordinated debt securities.
     Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of senior and subordinated debt securities will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities will be entitled to receive any payment or distribution.
     In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all senior and subordinated debt securities outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the senior and subordinated debt securities (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.
     No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:
•	a default in any payment on any senior and subordinated debt securities, or any other default under which the maturity of any senior and subordinated debt securities has been accelerated; and

•	any judicial proceeding relating to the defaults which shall be pending.
     We are a holding company and most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and nonbanking affiliates. Our principal sources of income are dividends, interest and fees from our banking and nonbanking affiliates. Our banking subsidiary is subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our banking subsidiary unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by our banking subsidiary are generally limited in amount for us and each of our other affiliates to 10% of our banking subsidiary’s capital and surplus, and as to us and all of our other affiliates to an aggregate of 20%

of our banking subsidiary’s capital and surplus. In addition, payment of dividends by our banking subsidiary to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our banking subsidiary, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.
     The indenture places no limitation on the amount of senior and subordinated debt securities that we may incur. We expect to incur from time to time additional indebtedness constituting senior and subordinated debt securities.
     The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.
Denominations, Registration and Transfer
     Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and, in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:
•	of the same issue and series;

•	in any authorized denominations;

•	in a like principal amount;

•	of the same date of issuance and maturity; and

•	bearing the same interest rate.
     Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.
     Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

     If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:
•	issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•	transfer or exchange any junior subordinated debt securities selected for redemption, except the unredeemed portion of any junior subordinated debt securities being redeemed in part.
Global Junior Subordinated Debt Securities
     We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See “Global Securities.”
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payment by:
•	check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

•	transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.
     Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.
     We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.
     Any money deposited with the trustee or any paying agent, or held by us in trust, for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.
Information About the Trustee
     The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Corresponding Junior Subordinated Debt Securities
     The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “— Modification of Indenture” and “— Events of Default,” unless provided otherwise in the applicable prospectus supplement for these related capital securities.
     Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price.
     As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.
     We will covenant in the indenture that if and as long as:
•	the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

•	a Tax Event related to the trust has occurred and is continuing; and

•	we have elected, and have not revoked our election, to pay Additional Sums for the capital securities and common securities;
     we will pay to the trust the Additional Sums.
Additional Sums refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

     We will also covenant, as to each series of corresponding junior subordinated debt securities:
•	to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any trust, except:
•	with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; and

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and
•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.
DESCRIPTION OF CAPITAL SECURITIES
General
     We have described below certain general terms and provisions of the capital securities issued pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.
     The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.
     The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.
     This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.
     The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

     Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantees.”
     The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.
     Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture and the applicable trust agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust. See “Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees.”
     Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.
     Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:
•	the name of the capital securities and the liquidation amount of each capital security;

•	the dollar amount and number of capital securities issued;

•	the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

•	any securities exchange on which the capital securities are listed;

•	whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.
     The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Redemption or Exchange
     Redemption. If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem capital securities and common securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The property trustee will give you at least 30 days notice, but not more than 60 days notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price upon the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Redemption.”
     If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.
     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board if then required under applicable capital guidelines and policies, redeem any series of corresponding junior subordinated debt securities:
•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Regulatory Capital Event; or

•	as is otherwise specified in the applicable prospectus supplement.
     Tax Event, Investment Company Event Or Regulatory Capital Event Redemption. If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.
     If a Tax Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.
     Distribution Of Corresponding Junior Subordinated Debt Securities. We may under certain circumstances dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust. See “— Liquidation Distribution Upon Dissolution.”

Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:
•	the series of capital securities will no longer be deemed to be outstanding;

•	the depositary for the series of capital securities, or its nominee, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

•	certificates representing the series of capital securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.
     We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.
Redemption Procedures
     Capital securities redeemed on date of redemption shall be:
•	redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

•	payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.
     If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to you. See “Global Securities.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.
     Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.
     If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.
     If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

     If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.
     Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.
     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.
     If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed.
     We will give you notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.
Subordination of Common Securities
     Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.
     If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution
     Each trust agreement states that each trust shall be dissolved on the first to occur of:
•	we and the trustees consent to a dissolution at any time prior to the initial issuance of capital securities;

•	our bankruptcy, dissolution or liquidation;

•	the distribution of junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days written notice to the trustees;

•	the redemption of all of the capital securities and common securities of a trust; and

•	a court order for the dissolution of a trust is entered.
     Upon a dissolution, following payment of any amounts owed to our general creditors, you would be entitled to receive a liquidation distribution from the trust assets.
     If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:
•	junior subordinated debt securities having a principal amount equal to the liquidation amount of the related capital securities and common securities; or

•	if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate liquidation amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.
     If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.
Trust Enforcement Event
     An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event.” For more information on events of default under the indenture, see “Description of the Junior Subordinated Debt Securities — Events of Default.” Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated trust agreement does not provide for any other events of default.

     If the property trustee fails to enforce its rights under the junior subordinated debt securities after a holder of capital securities has made a written request, that holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total liquidation amount of that holder’s related capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.
     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.
Removal of Trustees
     Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in liquidation amount of the outstanding capital securities. We are the only one that have the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.
Co-Trustees and Separate Property Trustee
     Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:
•	to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•	to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.
     If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.
Merger or Consolidation of Trustees
     If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust
     A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described in “Liquidation Distribution Upon Dissolution”. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:
•	the successor entity either:
•	expressly assumes all of the obligations of the trust relating to the capital securities; or

•	substitutes for the capital securities other securities with terms substantially the same as to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;
•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

•	the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•	the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•	the successor entity has a purpose substantially similar to that of the trust;

•	before the merger event, we have received an opinion of counsel stating that:
•	the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”); and
•	we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.
     The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.
Voting Rights; Amendment of Each Trust Agreement
     You have no voting rights except as discussed under “ — Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the

Guarantees — Amendments and Assignment,” and as otherwise required by law and the applicable trust agreement. We may amend each trust agreement without your consent:
•	to fix any ambiguity or inconsistency;

•	to add any additional covenants, restrictions or obligations on the Company;

•	to conform the indenture to certain security law changes; or

•	to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.
     The administrative trustees and we may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust’s status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:
•	change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or liquidation amount on the capital securities or common securities; or

•	restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or liquidation amount on the capital securities or common securities.
     The changes described in the two bullet points above require the approval of each holder of the capital securities affected.
     So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:
•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

•	waive any past default under Section 5.13 of the indenture;

•	cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

•	agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees’ approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate liquidation amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that is affected, then the property trustee must get approval of all holders of capital securities.
     The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

     In addition, before taking any of the actions described above, we must obtain an opinion of counsel experienced in these matters, addressed to the applicable trustee or trustees, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.
     As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.
     Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.
     If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.
Global Capital Securities
     The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See “Global Securities.”
Payment and Paying Agents
     Payments regarding the capital securities will be made to a depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts capital securities are not held by a depositary, the payments will be made by check mailed to the address of the holder entitled to it at the address listed in the register.
     Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee. The paying agent will be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.
Registrar and Transfer Agent
     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.
     Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.
Information About the Property Trustee
     The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the rights or powers given to it by the applicable trust agreement at your request unless it is offered security or indemnity satisfactory to the property trustee against the costs, expenses and liabilities that it might incur by complying with such request.

Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:
•	no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.
     In this connection, the administrative trustees and us are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.
     You have no preemptive or similar rights. A trust may not borrow money, issue debt or mortgages, or pledge any of its assets.
DESCRIPTION OF THE GUARANTEES
General
     We will execute a guarantee for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.
     This section summarizes the material terms and provisions of the guarantees. Because this is only a summary, it does not contain all of the details found in the full text of the guarantees. If you would like additional information you should read the form of guarantee agreement.
     We will irrevocably agree to pay to you in full the following payments (guarantee payments), to the extent not paid by a trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment:
•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:
•	the aggregate of the liquidation amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.
     We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.
     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.
     No single document executed by us that is related to the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.
Status of Guarantees
     Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior and subordinated debt securities.
     Each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional senior and subordinated debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior and subordinated debt.
Amendments and Assignment
     Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.
Events of Default
     An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.
     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.
Information About the Guarantee Trustee
     The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.
Termination of Capital Securities Guarantees
     Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES
Full and Unconditional Guarantee
     Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantees.” No single document executed by us in connection with the issuance of the capital securities will provide for our full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.
     If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights without first instituting a legal proceeding against the guarantee trustee.
Sufficiency of Payments
     As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:
•	the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we shall pay for any and all costs, expenses and liabilities of a trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.
     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.
Enforcement Rights of Holders of Capital Securities
     You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.
     A default or event of default under any of our senior and subordinated debt securities would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our senior and subordinated debt securities, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the senior and subordinated debt securities have been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.
Limited Purpose of Trusts
     Each trust’s capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.
Rights Upon Dissolution
     In the event of any voluntary or involuntary dissolution winding up or liquidation of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
DESCRIPTION OF COMMON STOCK
     We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 127,760,410 shares were outstanding as of November 30, 2008, exclusive of shares held in treasury.
     The following summary is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.
Dividend Rights
     Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends.
     We have sold 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Senior Preferred Stock”), to the United States Department of the Treasury pursuant to the Capital Purchase Plan under the Troubled Asset Relief Program. While any Senior Preferred Stock is outstanding, we may pay dividends on our common stock, provided that all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Stock are fully paid. Prior to the third anniversary of the United States Department of the Treasury’s purchase of the Senior Preferred Stock, unless the Senior Preferred Stock has been redeemed or the United States Department of the Treasury has transferred all of the Senior Preferred Stock to third parties, the consent of the United States Department of the Treasury will be required for us to increase our common stock dividend from its current quarterly amount of $0.32 per share.
     Furthermore, under our Amended and Restated Articles of Incorporation, as amended, our ability to declare or pay dividends will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock.
Voting Rights
     Each holder of our common stock will be entitled at each stockholders meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors.
Rights Upon Liquidation
     Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our stockholders, on a pro rata basis.

Miscellaneous
     Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.
DESCRIPTION OF PREFERRED STOCK
     Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions of each series. As of November 30, 2008, 525,000 shares of our Senior Preferred Stock was issued and outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law.
     Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.
     We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:
•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.
     If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. Our Amended and Restated Articles of Incorporation was filed as an exhibit to our Quarterly Report on Form 10-Q filed on May 8, 2006. Our Amendment to the Amended and Restated Articles of Incorporation in connection with the designation of our Senior Preferred Stock was filed as an exhibit to our Current Report on Form 8-K filed on November 21, 2008. We will file the certificate of designations with the SEC promptly after the offering of the applicable series of preferred stock.
     The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, in the event we liquidate, dissolve, or wind up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as each other series of preferred stock we may offer in the future by use of this prospectus and will rank senior as to dividends and distributions to all classes of common stock. The preferred stock will have no preemptive rights.
Dividend Rights
     If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under “Depositary Shares”) on record dates determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.
     We may not declare or pay any dividend on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends, including cumulative dividends still owing, if any, on any other series of preferred stock that ranks equally with or senior to that series of preferred stock. If we do not pay the dividends on those equally and senior ranking series in full, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally or senior ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock, and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears on any series of preferred stock being offered.

     For each dividend period of preferred stock being offered by use of this prospectus and an applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.
Rights upon Liquidation
     In the event that we liquidate, dissolve, or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation, or winding-up of our business or affairs.
Redemption
     The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates, the redemption prices for that series, and whether those redemption prices will be paid in cash, stock, or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.
     If we are redeeming fewer than all the outstanding shares of any series of preferred stock being offered, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption, and all rights of the holders of those shares, except the right to receive the redemption price, will cease.
     In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock being offered, we may not redeem that series in part, and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.
Conversion Rights
     The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock. As described under “Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.
Voting Rights
     Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock being offered will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. As more fully described below under “Description of Depositary Shares,” however, if we use this prospectus to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock being offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.
Fixed Rate Cumulative Perpetual Preferred Stock
     As of November 30, 2008, we have 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued and outstanding. The shares of the Senior Preferred Stock were sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program. The following is a brief description of the terms of the Senior Preferred Stock that may be resold by the United States Department of the Treasury under this registration statement. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Senior Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
      Dividends Payable on Shares of Senior Preferred Stock. The Senior Preferred Stock provides for cumulative compounding dividends quarterly in arrears of 5% per year until the fifth anniversary of the issuance of the Senior Preferred Stock, and 9% thereafter. The dividend payment dates will be February 15, May 15, August 15 and November 15 beginning with the first dividend payment date to occur at least 20 calendar days after the issuance of the Senior Preferred Stock. The Senior Preferred Stock was issued to the United States Department of the Treasury on November 21, 2008. Accordingly, the first dividend payment date will be February 15, 2009. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Senior Preferred Stock are payable to holders of record of shares of Senior Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized Committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.
     If we determine not to pay any dividend or to pay a partial dividend with respect to the Senior Preferred Stock, we are required to provide written notice to the holders of shares of Senior Preferred Stock prior to the applicable dividend payment date.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to provisions of the Wisconsin Business Corporation Law relating to the payment of dividends.
      Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Senior Preferred Stock will rank:
•	senior to our common stock and all other equity securities designated as ranking junior to the Senior Preferred Stock; and

•	at least equally with all other equity securities designated as ranking on a parity with the Senior Preferred Stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.
     So long as any shares of Senior Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in shares of our common stock. We also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock, or as applicable, any other class or series of Company stock ranking junior to the Senior Preferred Stock, which we refer to as “junior stock,” unless we have paid in full all accrued dividends on the Senior Preferred Stock for all prior dividend periods, other than:
•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•	purchases or other acquisitions by broker-dealer subsidiaries solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock, as applicable, any class or series of Company stock that does not expressly rank junior or senior to the Senior Preferred Stock, which we refer to as “parity stock,” in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or our subsidiary, including as trustee or custodian; and

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.
     If we repurchase shares of Senior Preferred Stock from a holder other than the United States Department of the Treasury, we must offer to repurchase a ratable portion of the Senior Preferred Stock then held by the United States Department of the Treasury. On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Senior Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Senior Preferred Stock), with respect to the Senior Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
     Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Senior Preferred Stock from time to time out of any funds legally available for such payment, and the Senior Preferred Stock will not be entitled to participate in any such dividend. However, prior to the earlier of November 21, 2011 and the date on which the Senior Preferred Stock has been redeemed in full or transferred by the United States Department of the Treasury, we must obtain the consent of the United States Department of the Treasury to declare or pay dividends on our common stock in an amount greater than $0.32 per share, which was the amount of the quarterly cash dividend per share declared immediately prior to our approval to participate in the Capital Purchase Program under the Troubled Asset Relief Program.
     Redemption. The Senior Preferred Stock may not be redeemed prior to November 22, 2011 unless we have received aggregate gross proceeds from one or more Qualified Equity Offerings (as defined below) of at least $131,250,000, which equals 25% of the aggregate liquidation amount of the Senior Preferred Stock on the date of issuance. In such a case, we may redeem the Senior Preferred Stock, subject to the approval of the Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “Qualified Equity Offering” is a sale and issuance for cash by us, to persons other than us or our subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified Equity Offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.
     After November 22, 2011, the Senior Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.
     In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.
     The Senior Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Senior Preferred Stock have no right to require the redemption or repurchase of the Senior Preferred Stock.
     If fewer than all of the outstanding shares of Senior Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Senior Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
     We will mail notice of any redemption of Senior Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Senior Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Senior Preferred Stock designated for redemption will not affect the redemption of any other Senior Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Senior Preferred Stock are to be redeemed, and the number of shares of Senior Preferred Stock to be redeemed (and, if less than all shares of Senior Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).
     Shares of Senior Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.
     Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Senior Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Senior Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Senior Preferred Stock.
     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Senior Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Senior Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Senior Preferred Stock has been paid in full to all holders of Senior Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Senior Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
     Voting Rights. Except as indicated below or otherwise required by law, the holders of Senior Preferred Stock will not have any voting rights.
     Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Senior Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Senior Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.
     Upon the termination of the right of the holders of Senior Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of our authorized directors will be reduced by two. The holders of a majority of shares of Senior Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Senior Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.
     Other Voting Rights. So long as any shares of Senior Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Amended and Restated Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Senior Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•	any amendment or alteration of our Amended and Restated Articles of Incorporation, as amended, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Senior Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

•	any amendment, alteration or repeal of any provision of our Amended and Restated Articles of Incorporation, as amended, so as to adversely affect the rights, preferences, privileges or voting powers of the Senior Preferred Stock; or

•	any consummation of a binding share exchange or reclassification involving the Senior Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Senior Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Senior Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Senior Preferred Stock, taken as a whole.
     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Senior Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Senior Preferred Stock to effect the redemption.
DESCRIPTION OF DEPOSITARY SHARES
     This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.
     The following summary of the deposit agreement, the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.
General
     We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange, and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
     Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
     When appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
     If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
     The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
     If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption of Depositary Shares
     If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Preferred Stock
     When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder’s depositary shares should be voted.
     The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement.

Miscellaneous
     We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.
     If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF WARRANTS
     This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement, and any general terms outlined in this section that will not apply to those warrants.
     We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
     In this section, we have summarized the material terms and provisions of the warrant agreements and warrants. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
General
     If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following, if applicable:
•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations, and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•	the designation and terms of any series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.
     If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:
•	the offering price;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the number of shares of preferred stock, depositary shares, or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares, or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.
     Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.
     A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
     Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock, or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock, or other securities, including any right to receive dividends or to exercise any voting rights.
Exercise of Warrants
     Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
     A holder of warrants may exercise them by following the general procedure outlined below:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.
     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then-outstanding unexercised warrants affected by the modification or amendment consent. No modification or amendment that accelerates the expiration date, however, or increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
     Common Stock Warrant Adjustments. Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
•	we issue capital stock as a dividend or distribution on the common stock;

•	we subdivide, reclassify, or combine the common stock;

•	we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.
     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock, or securities convertible into or exchangeable for common stock.
     Holders of common stock warrants may have additional rights under the following circumstances:
•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our Company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.
     If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.

Warrants Issued Pursuant to Capital Purchase Program Under the Troubled Asset Relief Program
     As a condition to participating in the Capital Purchase Program under the Troubled Asset Relief Program, we have issued to the United States Department of the Treasury a warrant (the “CPP Warrant”) to purchase 3,983,308 shares of our common stock. The following is a brief description of the terms of the CPP Warrant that may be resold by the United States Department of the Treasury under this registration statement. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the CPP Warrant, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
     The Warrant is initially exercisable for 3,983,308 shares of our common stock. If we complete one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $525,000,000, which is equal to 100% of the aggregate liquidation preference of the Senior Preferred Stock, the number of shares of common stock underlying the CPP Warrant then held by the selling securityholders will be reduced by 50% to 1,991,654 shares. The number of shares subject to the Warrant is subject to further adjustments in the circumstances described below under the heading
     Exercise of the Warrant. The initial exercise price of the Warrant is $19.77 per share of common stock for which the CPP Warrant may be exercised. The CPP Warrant may be exercised at any time on or before November 21, 2018 by surrender of the CPP Warrant and a completed notice of exercise attached as an annex to the CPP Warrant and the payment of the exercise price for the shares of common stock for which the CPP Warrant is being exercised. The CPP Warrant may be exercised by following the general procedure outlined below:
•	delivering to us the payment required to purchase the underlying shares of common stock;

•	properly completing and signing the reverse side of the CPP Warrant certificate representing the CPP Warrant; and

•	delivering the CPP Warrant certificate representing the CPP Warrant to us within five business days of the CPP Warrant agent receiving payment of the exercise price.
     If the holder of the CPP Warrant complies with the procedures described above, the CPP Warrant will be considered to have been exercised when we receive payment of the exercise price. After the holder of the CPP Warrant has completed those procedures, we will, as soon as practicable, issue and deliver to the holder of the CPP Warrant the shares of common stock that are issued upon exercise. We will not issue fractional shares upon any exercise of the CPP Warrant. Instead, the holder of the CPP Warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the CPP Warrant (less the pro-rated exercise price of the CPP Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the CPP Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the CPP Warrant may be exercised.
     The shares of common stock issuable upon exercise of the CPP Warrant will be listed upon issuance with the Nasdaq Global Select Market. The holder of the CPP Warrant will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying shares of common stock in connection with the exercise of the CPP Warrant. The exercise price applicable to the CPP Warrant is subject to further adjustments described below under the heading “—Adjustments to the CPP Warrant.”
     Rights as a Shareholder. The holder of the CPP Warrant will have none of the rights or privileges that the holders of our common stock enjoy, including any voting rights, until (and then only to the extent) the CPP Warrant has been exercised.
     Transferability. The United States Department of the Treasury may not transfer the CPP Warrant until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $525,000,000 and December 31, 2009. The CPP Warrant, and all rights under the CPP Warrant, are otherwise transferable.
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the CPP Warrant may be exercised and the exercise price applicable to the CPP Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.
     Anti-dilution Adjustment. Until the earlier of November 21, 2011 and the date the United States Department of the Treasury no longer holds the CPP Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the CPP Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the CPP Warrant will be adjusted to reflect such distribution.
     Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the CPP Warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving us and requiring shareholder approval, the CPP Warrant holder’s right to receive shares of our common stock upon exercise of the CPP Warrant shall be converted into the right to exercise the CPP Warrant for the consideration that would have been payable to the holder of the CPP Warrant with respect to the shares of common stock for which the CPP Warrant may be exercised, as if the CPP Warrant had been exercised prior to such merger, consolidation or similar transaction.
DESCRIPTION OF UNITS
     We may issue securities as part of a unit consisting of any combination of the debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation as unit agent. The applicable prospectus supplement will describe the specific terms of any units.
CERTAIN ERISA CONSIDERATIONS
     The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an ERISA plan, governmental plan or church plan considering an investment in the securities should consult with its legal advisors regarding the consequences of such investment.
General
     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of prohibited transactions involving the assets of a plan subject to ERISA, or the assets of an individual retirement account or plan subject to section 4975 of the tax code, or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified person,” within the meaning of the tax code). Such transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or a disqualified persons to be subject to excise taxes.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to ERISA’s fiduciary duty and prohibited transaction rules. Such plans may, however, be subject to federal, state, or local laws or regulations that may affect their investment in the securities. Any fiduciary of such a governmental or church plan considering an investment in the securities should determine the effect of such laws or regulations on a purchase of securities by such plan.
Prohibited Transactions
     We may be a party in interest or disqualified person with respect to an ERISA plan investing in the securities. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of either a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the securities or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.
     The statutory or administrative prohibited transaction class exemptions, each a PTCE, from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the securities, include the following ERISA investor exemptions:
•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house managers;

•	PTCE 95-60, regarding investments by insurance company general accounts; and

•	ERISA Section 408(b)(17) and tax code section 4975(d)(20) regarding certain transactions between an ERISA plan and a party in interest or disqualified person which is a service provider to the ERISA plan or related to such service provider
     The acquisition of securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such securities.
GLOBAL SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company (“DTC”). We understand that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities, except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co. as the registered holder of these securities.
     We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
     Persons that are not participants or indirect participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary, or warrant agent as registered holders of the securities entitled to the benefits of our Amended and Restated Articles of Incorporation or the applicable indenture, deposit agreement, or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
     Under the rules, regulations, and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
     Because DTC can act only on behalf of
•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it.
     The ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
     We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement, or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

     Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.
     Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
     Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent, trustee, depositary, or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement and/or warrant agreement.
     Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer, or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Associated Banc-Corp, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.
     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
     If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the U.S. through Clearstream Banking, societe anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.
     The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and

Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
     Distributions with respect to permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
     Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.
     If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.
     Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants,

Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.
SELLING SECURITY HOLDERS
     Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
Sales by Us or the Trusts
     We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.
     Underwriters, dealers, and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
     The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.
     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, when applicable, the nature of the underwriters’ obligations with respect to the auction.
     If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.
     If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
     The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.
     We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.
     If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a U.S. citizen or to any person within the U.S., unless federal law permits otherwise.
     When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq Global Select Market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

     Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.
     The dealers/underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.
     We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe are accurate, but we assume no responsibility for the accuracy of the information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
Sales by Selling Security Holders
     The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:
•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
     The security holders may also transfer the securities by gift.
     The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
     From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
     The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

     The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.
     We will not receive any proceeds from sales of any securities by the selling security holders.
     We can not assure you that the selling security holders will sell all or any portion of the securities offered hereby.
     We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:
•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).
     If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.
     The registration statement that contains this prospectus also registers the resale of shares of preferred stock, warrants and shares of common stock to be issued upon the exercise of the warrants, which have been sold to the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.
LEGAL MATTERS
     The validity of the common stock, preferred stock, depositary shares and warrants offered by us pursuant to this prospectus will be passed upon for us by Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp. The validity of the senior debt securities, the subordinated debt securities, the junior subordinated debt securities and guarantees offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon certain legal matters for the trusts.
EXPERTS
     The consolidated financial statements of Associated Banc-Corp as of December 31, 2007, and 2006, and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuances and Distribution.
     The following table sets forth those expenses to be incurred by Associated Banc-Corp in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$(1)

Printing, engraving, and postage expenses	(2)

Legal fees and expenses	(2)

Trustee fees and expenses	(2)

Accounting fees and expenses	(2)

Rating agency fees	(2)

Miscellaneous expenses	(2)

Total	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     The Registrant is incorporated under the Wisconsin Business Corporation Law. Under Section 180.0851 of the Wisconsin Business Corporation Law, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Registrant or its stockholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Pursuant to Section 180.0852 of the Wisconsin Business Corporation Law, the Registrant’s Amended and Restated Articles of Incorporation, as amended, may limit the foregoing obligations. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s Amended and Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, a written agreement between the director or officer and the Registrant or a resolution adopted by the Board of Directors or adopted by majority vote of the Registrant’s stockholders.
     Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.
     The Registrant’s Amended and Restated Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.
     Article XI of the Registrant’s Amended and Restated Bylaws (“Article XI”) authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the Wisconsin Business Corporation Law as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee, or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent; (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the Wisconsin Business Corporation Law, or any successor thereto, regarding loans to directors, unlawful distributions and distributions of assets, which involves foreign, federal,
Item 16. Exhibits.
1.1	Form of Distribution Agreement*

1.2	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit (3) of the Quarterly Report on 10-Q filed on May 8, 2006

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on November 21, 2008

3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on April 24, 2008

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4(A) of Registration Statement on Form S-3 filed on April 25, 2001

4.2	Specimen Preferred Stock Certificate*

4.3	Form of Certificate of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on November 21, 2008

4.4	Form of Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A. (“Senior Indenture”)

4.5	Form of Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A. (“Subordinated Indenture”)

4.6	Form of Deposit Agreement, including form of Depositary Receipt*

4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.8	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.9	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.10	Warrant to Purchase Shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 21, 2008

4.11	Form of Junior Subordinated Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.12	Certificate of Trust for ASBC Capital II, incorporated by reference to Exhibit 4(c) of the Registration Statement on Form S-3 filed on May 3, 2002

4.13	Certificate of Trust for ASBC Capital III, incorporated by reference to Exhibit 4(d) of the Registration Statement on Form S-3 filed on May 3, 2002

4.14	Trust Agreement for ASBC Capital II among Associated Banc-Corp, as Depositor, BNY Mellon Trust of Delaware, as Delaware Trustee and the Administrative Trustees named therein, incorporated by reference to Exhibit 4(f) of the Registration Statement on Form S-3 filed on May 3, 2002

4.15	Trust Agreement for ASBC Capital III among Associated Banc-Corp, as Depositor, BNY Mellon Trust of Delaware, as Delaware Trustee and the Administrative Trustees named therein, incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 filed on May 3, 2002

4.16	Form of Amended and Restated Trust Agreement for ASBC Capital II and ASBC Capital III among Associated Banc-Corp, The Bank of New York Mellon Trust Company, N.A., BNY Mellon Trust of Delaware, and the Administrative Trustees named therein

4.17	Form of Capital Security Certificate for ASBC Capital II and ASBC Capital III (included as Exhibit A to Exhibit 4.16)

4.18	Form of Guarantee Agreement for each of ASBC Capital II and ASBC Capital III between Associated Banc-Corp, and The Bank of New York Mellon Trust Company, N.A.

4.19	Form of Junior Subordinated Debt Security (included in Exhibit 4.11)

4.20	Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State of Delaware on January 15, 2008

4.21	Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on June 30, 2008

4.22	Removal of Trustee of ASBC Capital II dated as of December 17, 2008

4.23	Removal of Trustee of ASBC Capital III dated as of December 17, 2008

5.1	Opinion of Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp

5.2	Opinion of Katten Muchin Rosenman LLP

5.3	Opinion of Richards, Layton & Finger, P.A.

12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp (included in Exhibit 5.1)

23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)

24.1	Powers of Attorney of directors of Associated Banc-Corp (included on signature page)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Senior Indenture

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Subordinated Indenture

25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Junior Subordinated Indenture

25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Agreement of ASBC Capital II

25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Agreement of ASBC Capital III

25.6	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee Agreement for the benefit of the holders of capital securities of ASBC Capital II

25.7	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee Agreement for the benefit of the holders of capital securities of ASBC Capital III

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
Item 17. Undertakings.
(a) The undersigned hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus file pursuant to Rule 424(b) that is part of this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated by reference or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 17th day of December 2008.

ASSOCIATED BANC-CORP

By:	/s/ Paul S. Beideman

Name:	Paul S. Beideman
Title:	Chairman and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul S. Beideman and Brian R. Bodager, and each of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, or with any other regulatory authority, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul S. Beideman	Chairman and Chief Executive	December 17, 2008
Paul S. Beideman	Officer

/s/ Joseph B. Selner	Chief Financial Officer	December 17, 2008
Joseph B. Selner	(Principal Financial Officer and Principal
Accounting Officer)

/s/ Karen T. Beckwith	Director	December 17, 2008
Karen T. Beckwith

/s/ Lisa B. Binder	Director, President and Chief	December 17, 2008
Lisa B. Binder	Operating Officer

/s/ Ruth M. Crowley	Director	December 17, 2008
Ruth M. Crowley

/s/ Robert C. Gallagher	Director	December 17, 2008
Robert C. Gallagher

/s/ Ronald R. Harder	Director	December 17, 2008
Ronald R. Harder

/s/ William R. Hutchinson	Director	December 17, 2008
William R. Hutchinson

/s/ Eileen A. Kamerick	Director	December 17, 2008
Eileen A. Kamerick

/s/ Richard T. Lommen Richard T. Lommen	Director	December 17, 2008

/s/ John C. Meng	Director	December 17, 2008
John C. Meng

/s/ J. Douglas Quick	Director	December 17, 2008
J. Douglas Quick

/s/ Carlos E. Santiago	Director	December 17, 2008
Carlos E. Santiago

/s/ John C. Seramur	Director	December 17, 2008
John C. Seramur

     Pursuant to the requirements of the Securities Act of 1933, ASBC Capital II certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, Wisconsin on the 17th day of December, 2008.

ASBC CAPITAL II

By:	Associated Banc-Corp, as Depositor

By:	/s/ Paul S. Beideman

Paul S. Beideman
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, ASBC Capital III certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, Wisconsin on the 17th day of December, 2008.

ASBC CAPITAL III

By:	Associated Banc-Corp, as Depositor

By:	/s/ Paul S. Beideman

Paul S. Beideman
Chairman and Chief Executive Officer

Exhibit Index

Number	Description

1.1	Form of Distribution Agreement*

1.2	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit (3) of the Quarterly Report on 10-Q filed on May 8, 2006

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on November 21, 2008

3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on April 24, 2008

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4(A) of Registration Statement on Form S-3 filed on April 25, 2001

4.2	Specimen Preferred Stock Certificate*

4.3	Form of Certificate of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed on November 21, 2008

4.4	Form of Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A. (“Senior Indenture”)

4.5	Form of Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A. (“Subordinated Indenture”)

4.6	Form of Deposit Agreement, including form of Depositary Receipt*

4.7	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.8	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.9	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.10	Warrant to Purchase Shares of Common Stock, incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on November 21, 2008

4.11	Form of Junior Subordinated Indenture between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.12	Certificate of Trust for ASBC Capital II, incorporated by reference to Exhibit 4(c) of the Registration Statement on Form S-3 filed on May 3, 2002

4.13	Certificate of Trust for ASBC Capital III, incorporated by reference to Exhibit 4(d) of the Registration Statement on Form S-3 filed on May 3, 2002

4.14	Trust Agreement for ASBC Capital II among Associated Banc-Corp, as Depositor, BNY Mellon Trust of Delaware, as Delaware Trustee and the Administrative Trustees named therein, incorporated by reference to Exhibit 4(f) of the Registration Statement on Form S-3 filed on May 3, 2002

4.15	Trust Agreement for ASBC Capital III among Associated Banc-Corp, as Depositor, BNY Mellon Trust of Delaware, as Delaware Trustee and the

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Number	Description

Administrative Trustees named therein, incorporated by reference to Exhibit 4(g) of the Registration Statement on Form S-3 filed on May 3, 2002

4.16	Form of Amended and Restated Trust Agreement for ASBC Capital II and ASBC Capital III among Associated Banc-Corp, The Bank of New York Mellon Trust Company, N.A., BNY Mellon Trust of Delaware, and the Administrative Trustees named therein

4.17	Form of Capital Security Certificate for ASBC Capital II and ASBC Capital III (included as Exhibit A to Exhibit 4.16)

4.18	Form of Guarantee Agreement for each of ASBC Capital II and ASBC Capital III between Associated Banc-Corp, and The Bank of New York Mellon Trust Company, N.A.

4.19	Form of Junior Subordinated Debt Security (included in Exhibit 4.11)

4.20	Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State of Delaware on January 15, 2008

4.21	Certificate of Amendment pursuant to Section 3807(e) of the Delaware Statutory Trust Act, as filed in the office of the Secretary of State on June 30, 2008

4.22	Removal of Trustee of ASBC Capital II dated as of December 17, 2008

4.23	Removal of Trustee of ASBC Capital III dated as of December 17, 2008

5.1	Opinion of Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp

5.2	Opinion of Katten Muchin Rosenman LLP

5.3	Opinion of Richards, Layton & Finger, P.A.

12	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Janet M. Neal, Vice-President and Associate Counsel of Associated Banc-Corp (included in Exhibit 5.1)

23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)

24.1	Powers of Attorney of directors of Associated Banc-Corp (included on signature page)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Senior Indenture

25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Subordinated Indenture

25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Junior Subordinated Indenture

25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Agreement of ASBC Capital II

25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Trust Agreement of ASBC Capital III

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Number	Description

25.6	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee Agreement for the benefit of the holders of capital securities of ASBC Capital II

25.7	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Guarantee Agreement for the benefit of the holders of capital securities of ASBC Capital III

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